MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                                  $642,071,000

                  MASTR Asset-Backed Securities Trust 2006-HE1
                       Mortgage Pass-Through Certificates


                             UNDERWRITING AGREEMENT

                                                               February 22, 2006

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

        Mortgage Asset Securitization Transactions, Inc., a Delaware corporation (the "Company"), proposes to sell to UBS Securities LLC (the "UNDERWRITER"), pursuant to this agreement ("AGREEMENT"), the Company's Mortgage Pass-Through Certificates, Series 2006-HE1, Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates (the "OFFERED CERTIFICATES" and, together with the Class CE, Class P, Class R and Class R-X Certificates, the "CERTIFICATES") issued pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2006 (the "POOLING AND SERVICING AGREEMENT"), among the Company, as depositor, Wells Fargo Bank, N.A, as servicer (the "SERVICER") and master servicer and trust administrator (the "MASTER SERVICER" and the "Trust Administrator"), JPMorgan Chase Bank, National Association as servicer (the "Servicer"; together with Well Fargo Bank, N.A. the "Servicers") and U.S. Bank National Association, as trustee (the "TRUSTEE"). The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust (the "TRUST") primarily consisting of a segregated pool (the "MORTGAGE POOL") of one to four-family residential mortgage loans (the "MORTGAGE LOANS"). Pursuant to the Assignment and Recognition Agreement, dated as of February 22, 2006 (the "ASSIGNMENT AGREEMENT"), among UBS Real Estate Securities Inc. ("UBSRES"), the Company and Fremont Investment & Loan, the Mortgage Loans will be purchased from UBSRES by the Company in exchange for the Class CE and Class P Certificates and net proceeds from the sale of the remaining Certificates. The Offered Certificates are described more fully in Schedule A hereto and the Registration Statement (as hereinafter defined). This is to confirm the arrangements with respect to the Underwriter's purchase of the Offered Certificates.

               Reference is hereby made to (i) the Indemnification Agreement, dated as of February 22, 2006 (the "Chase Indemnification Agreement"), between the Company and JPMorgan Chase Bank, National Association; the Indemnification Agreement, dated as of February 22, 2006 (the "Trustee Indemnification Agreement"), between the Company and the Trustee; the Indemnification Agreement, dated as of February 22, 2006 (the "Bear Stearns Indemnification Agreement"), between the Company and Bear Stearns Financial Products Inc.; the Indemnification Agreement, dated as of February 22, 2006 (the "Fremont Indemnification Agreement"), between the Company and Fremont Investment & Loan; the Indemnification Agreement, dated as of February 22, 2006 (the "Novelle Indemnification Agreement"), between the Company and Novelle Financial Services, Inc.; the Indemnification Agreement, dated as of February 22, 2006 (the "Wells Fargo Servicer Indemnification Agreement"), between the Company and the Servicer; the Indemnification Agreement, dated as of February 22, 2006 (the "Wells Fargo Master Servicer Indemnification Agreement"; together with the Radian Indemnification Agreement, the Trustee Indemnification Agreement, the Bear Stearns Indemnification Agreement, the Fremont Indemnification Agreement and the Wells Fargo Servicer Indemnification Agreement, the "Indemnification Agreements"), between the Company and the Master Servicer. The Pooling and Servicing Agreement, the Assignment Agreement and the Indemnification Agreements are collectively referred to herein as the "TRANSACTION DOCUMENTS." The Certificates are described more fully in the Prospectus (as hereinafter defined). Only the Offered Certificates are being sold pursuant to this Agreement.

               The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (No. 333-124678) for the registration of the Offered Certificates under the Securities Act of 1933 (the "1933 ACT"), which registration statement has become effective and copies of which, as amended to the date hereof, have been delivered to the Underwriter. The Company proposes to file with the Commission pursuant to Rule 424(b)(5) under the rules and regulations of the Commission under the 1933 Act, as amended (the "1933 ACT REGULATIONS") a prospectus supplement (the "PROSPECTUS SUPPLEMENT"), to the prospectus, dated June 2, 2005, included in such registration statement, relating to the Offered Certificates and the method of distribution thereof. Such registration statement on Form S-3, including exhibits thereto, as amended as of the date hereof, is hereinafter called the "REGISTRATION STATEMENT"; and such prospectus, supplemented by the Prospectus Supplement or further supplement relating to the Offered Certificates, is hereinafter called the "PROSPECTUS." The free writing prospectus, dated February 17, 2006 to the prospectus, dated June 2, 2005 which, is proposed to be used in connection with the sale of the Offered Certificates and filed with the Commission pursuant to Rule 433 under the 1933 Act, is hereinafter referred to as the "Preliminary Prospectus."

               SECTION 1. REPRESENTATIONS AND WARRANTIES. (i) The Company represents and warrants to the Underwriter as follows:

               (a) The Registration Statement, as amended as of the effective date thereof (the "EFFECTIVE DATE"), the Preliminary Prospectus, as of the date thereof and as of the date of the Contract of Sale, and the Prospectus, as of the date thereof, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Registration Statement, as of the Effective Date, did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus, as amended or supplemented as of its date and as of the date of the Contract of Sale and the Prospectus, as of the date thereof, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, Preliminary Prospectus or Prospectus (A) arising from or included in the Company Information (as defined in the Indemnification Agreement) or (B) made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus. The Company and the Underwriter hereby acknowledge that only the statements set forth on Exhibit A hereto (the "UNDERWRITER'S INFORMATION") constitute statements made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus.

               (b) Since the respective dates as of which information is given in the Registration Statement, Preliminary Prospectus and Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company.

               (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business, as now conducted by it, and to enter into and perform its obligations under the Transaction Documents to which it is a party; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

               (d) The Company is not in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party, or to which any of the property or assets of the Company may be subject, or by which it or any of them may be bound; and the issuance and sale of the Offered Certificates to the Underwriter, the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated therein and herein and compliance by the Company with its obligations thereunder and hereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, administrative regulation or administrative or court decree.

               (e) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the transactions contemplated by the Transaction Documents to which it is a party; all pending legal or governmental proceedings to which the Company is a party or of which its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

               (f) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Offered Certificates hereunder, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Offered Certificates by the Underwriter and any recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed.

               (g) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

               (h) Each of the Transaction Documents to which it is a party has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement enforceable against the Company in accordance with its terms, except as enforceability may be limited by (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of such Transaction Documents that purport to provide indemnification from securities law liabilities.

               (i) At the time of the execution and delivery of the Pooling and Servicing Agreement, the Company (i) will have good and marketable title to the Mortgage Loans being transferred by it to the Trustee pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "LIENS"), (ii) will not have assigned to any person any of its right, title or interest in such Mortgage Loans or in the Assignment Agreement or the Offered Certificates being issued pursuant to the Pooling and Servicing Agreement, and (iii) will have the power and authority to transfer such Mortgage Loans to the Trustee and sell the Offered Certificates to the Underwriter, and upon execution and delivery of the Pooling and Servicing Agreement, the Trustee will have acquired ownership of all of the Company's right, title and interest in and to the related Mortgage Loans, and upon delivery to the Underwriter of the Offered Certificates, the Underwriter will have good and marketable title to the Offered Certificates, in each case free of Liens.

               (j) The Offered Certificates and the Pooling and Servicing Agreement will each conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and Prospectus, and the Offered Certificates, when duly and validly authorized, executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for by the Underwriter as provided herein, will be entitled to the benefits of the Pooling and Servicing Agreement.

               (k) The Trust created by the Pooling and Servicing Agreement will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 ACT"), and the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

               (l) At the Closing Date, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be rated not lower than "Aaa" by Moody's Investors Service, Inc. ("MOODY'S") and "AAA" by Standard & Poor's, a division of The McGraw Hill Companies, Inc. ("S&P"). The Class M-1 Certificates will be rated not lower than "AA+" by S&P and "Aa1" by Moody's, the Class M-2 Certificates will be rated not lower than "AA" by S&P and "Aa2" Moody's, the Class M-3 Certificates will be rated not lower than "AA-" by S&P and "Aa3" by Moody's, the Class M-4 Certificates will be rated not lower than "A+" by S&P and "A1" by Moody's, the Class M-5 Certificates will be rated not lower than "A" by S&P and "A2" by Moody's, the Class M-6 Certificates will be rated not lower than "A-" by S&P and "A3" by Moody's, the Class M-7 Certificates will be rated not lower than "BBB+" by S&P and "Baa1" by Moody's, the Class M-8 Certificates will be rated not lower than "BBB" by S&P and "Baa2" by Moody's, the Class M-9 Certificates will be rated not lower than "BBB-" by S&P and "Baa3" by Moody's.

               (m) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Transaction Documents to which it is a party and the Offered Certificates have been paid or will be paid at or prior to the Closing Date.

               (n) The sale of the Mortgage Loans to the Trustee on the Closing Date and the sale by the Company of the Offered Certificates will be treated by the Company for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt

               (o) As of the Effective Date and as of the date of the Contract of Sale, the Depositor is not and will not be as of the Closing Date an "ineligible issuer" as defined in Rule 405 of the Securities Act.

               (p) Any certificate signed by any officer of the Company and delivered to the Underwriter or its counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

               (q) As of the Contract of Sale, the Preliminary Prospectus did not include any untrue statement of a material fact or omission of any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (r) No Advisory or Fiduciary Responsibility.

        The Company acknowledges and agrees that: (i) the purchase and sale of the Offered Certificates pursuant to this Agreement, including the determination of the offering price of the Offered Certificates and any related discounts and commissions, is an arm's-length commercial transaction between the Company and the Underwriter and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its respective affiliates, stockholders, creditors or employees or any other party; (iii) the Underwriter has not assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

        This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of fiduciary duty.

               SECTION 2. PURCHASE AND SALE. Subject to the terms and conditions herein set forth and in reliance upon the representations and warranties herein contained, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price set forth on Schedule A hereto, the principal amount of the Offered Certificates set forth on Schedule A hereto.

               SECTION 3. DELIVERY AND PAYMENT. Payment of the purchase price for, and delivery of, the Offered Certificates to be purchased by the Underwriter shall be made at the office of Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M. New York City time, on February 24, 2006, which date and time may be postponed by agreement between you and the Company (such time and date of payment and delivery being herein called the "CLOSING DATE"). Payment shall be made to the Company, at its option, by (i) appropriate notation of an inter company transfer between affiliates of UBS Securities LLC or (ii) in immediately available Federal funds wired to such bank as may be designated by the Company, against delivery of the Offered Certificates. The Offered Certificates shall be in such denominations and registered in such names as the Underwriter may request in writing at least two business days before Closing Date. The Offered Certificates will be made available for examination and packaging by the Underwriter not later than 10:00 A.M. on the last business day prior to Closing Date.

               SECTION 4. COVENANTS OF THE COMPANY.

               (i) The Company covenants with the Underwriter as follows:

               (a) The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement, any amendment or supplement to the Preliminary Prospectus, Prospectus Supplement, or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriter in connection with the offering of the Offered Certificates which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 433 or Rule 424(b) of the 1933 Act Regulations), will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriter shall reasonably object.

               (b) The Company will cause the Preliminary Prospectus to be transmitted to the Commission for filing pursuant to Rule 433 under the 1933 Act by means reasonably calculated to result in filing with the Commission pursuant to said rule. The Company will cause the Prospectus Supplement and Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b)(5) under the 1933 Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

               (c) The Company will deliver to the Underwriter as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Underwriter may reasonably request and will also deliver to the Underwriter a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits).

               (d) The Company will furnish to the Underwriter, from time to time during the period when the Preliminary Prospectus or Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), such number of copies of the Preliminary Prospectus or Prospectus (as amended or supplemented) as the Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

               (e) If during the period after the first date of the public offering of the Offered Certificates in which a prospectus relating to the Offered Certificates is required to be delivered under the 1933 Act, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriter, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriter) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriter a reasonable number of copies of such amendment or supplement.

               (f) The Company will endeavor to arrange for the qualification of the Offered Certificates for sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Offered Certificates have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

               (g) The Company will use the net proceeds received by it from the sale of the Offered Certificates in the manner specified in the Prospectus under "USE OF PROCEEDS."

               (h) If the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, and will reimburse the Underwriter for any reasonable expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with qualification of the Offered Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter has reasonably requested and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Certificates, and for expenses incurred in distributing the Preliminary Prospectus or Prospectus (including any amendments and supplements thereto) to the Underwriter. Except as herein provided, the Underwriter shall be responsible for paying all costs and expenses incurred by them, including the fees and disbursements of counsel, in connection with the purchase and sale of the Offered Certificates.

               (i) If, during the period after the Closing Date in which a prospectus relating to the Offered Certificates is required to be delivered under the 1933 Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Offered Certificates is in effect, the Company will immediately advise the Underwriter of the issuance of such stop order. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

               (j) In connection with any transaction contemplated by this Agreement, the Company and each of its affiliates maintain customary, arm's-length business relationships with the Underwriter and each of its affiliates, and no fiduciary duty on the part of the Underwriter or any of its affiliates is thereby or hereby intended or created, and the express disclaimer of any such fiduciary relationship on the part of the Underwriter and each of its affiliates is hereby acknowledged and accepted by the Company and each of its affiliates.

               (k) The Company will file or cause to be filed with the Commission such Free Writing Prospectus that is either an Issuer Free Writing Prospectus (as defined in Section 5(c) hereof) or contains Issuer Information as soon as reasonably practicable after the date of this Agreement, but in any event, not later than required pursuant to Rules 426 or 433, respectively, of the Securities Act.

               (l) The Company shall not be required to file (A) any Free Writing Prospectus, if the information included therein is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or
(B) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof (so long as such information does not contain any Issuer Information).

               (ii) The Underwriter agrees with the Company that:

               (a) The Underwriter hereby represents and agrees to the terms set forth in Exhibit B hereto which are incorporated herein by reference.

               (b) Prior to entering into any Contract of Sale, the Underwriter shall convey the Preliminary Prospectus to each prospective investor. The Underwriter shall keep sufficient records to document its conveyance of the Preliminary Prospectus to each potential investor prior to the related Contract of Sale.

               (c) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, the Underwriter shall not convey or deliver any written communication to any person in connection with the initial offering of the Certificates, unless such written communication (1) is made in reliance on Rule 134 under the Securities Act, (2) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or
(3) is a Free Writing Prospectus.

               (d) The Underwriter may convey a Preliminary Term Sheet or Free Writing Prospectus to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that (x) such Underwriter shall not enter into a Contract of Sale with such investor unless the Underwriter has complied with paragraph (i) above prior to such Contract of Sale, (y) such Underwriter shall deliver a copy of the proposed Preliminary Term Sheet or Free Writing Prospectus to the Depositor and its counsel prior to the anticipated first use and shall not convey any such Preliminary Term Sheet or Free Writing Prospectus to which the Depositor or its counsel reasonably objects.

               (e) The Underwriter may convey Computational Materials (x) to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that (A) such Underwriter shall not enter into a Contract of Sale with such investor unless the Underwriter has complied with paragraph (i) above prior to such Contract of Sale and (B) such Computational Materials shall not be disseminated in a manner reasonably designed to lead to its broad unrestricted dissemination; provided, however, that if such Computational Materials are disseminated in a manner reasonably designed to lead to its broad unrestricted dissemination, such Underwriter shall file with the Commission such Computational Materials, and (y) to an investor after a Contract of Sale, provided that the Underwriter has complied with paragraph (i) above in connection with such Contract of Sale. The Underwriter shall keep sufficient records of any conveyance of Computational Materials to potential or actual investors and shall maintain such records as required by the Rules and Regulations.

               (f) If the Underwriter does not furnish a Free Writing Prospectus to the Depositor's counsel prior to the scheduled print date of the Prospectus Supplement, such Underwriter will be deemed to have represented that it did not convey any Free Writing Prospectus to any potential investor.

               (g) Each Free Writing Prospectus shall contain legends substantially similar to the following:

               The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-867-2654.

               This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

               The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

               The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

               (h) Any Computational Materials shall include legends, in addition to those specified in paragraph (g) above, substantially similar to the following:

               The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

               The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

               Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

               (i) On or before the Closing Date, the Representative shall execute and deliver to Thacher Proffitt & Wood LLP a copy of an original issue discount pricing letter, provided to the Representative by Thacher Proffitt & Wood LLP.

               (j) The Underwriter agrees to retain all Free Writing Prospectuses that it has used and that are not required to be filed pursuant to this Section 5 for a period of three years following the initial bona fide offering of the Offered Certificates.

               (iii) The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

                      Computational Materials: Any Free Writing Prospectus
               prepared by the Underwriter that contains only (i) information specified in paragraph (5) of the definition of ABS Informational and Computational Materials in Item 1101(a) of Regulation AB or
               (ii) information that is not Issuer Information.

                      Contract of Sale: The meaning set forth in Rule 159 under
               the Securities Act.

                      Derived Information: Such information, if any, in any Free
               Writing Prospectus prepared by any Underwriter that is not contained in either (i) the Registration Statement, any Preliminary Prospectus, any Prospectus Supplement or the Prospectus or amendments or supplements thereto, taking into account information incorporated therein by reference (other than information incorporated by reference from any) or (ii) any Pool Information.

                      Free Writing Prospectus: A "written communication" within
               the meaning of Rule 405 under the Securities Act that describes the Certificates and/or the Mortgage Loans.

                      Issuer Information: Such information as defined in Rule
               433(h) under the Securities Act and which shall not include information that is merely based on or derived from such information.

                      Issuer Free Writing Prospectus: The meaning set forth in
               Rule 405 of the Securities Act except that (i) Computational Materials shall not be an Issuer Free Writing Prospectus; (ii) any Free Writing Prospectus or portion thereof prepared by or on behalf of the underwriter that includes any Issuer Information that is not approved by the Depositor for use therein shall not be an Issuer Free Writing Prospectus and (iii) no Free Writing Prospectus shall be deemed to be prepared by the Underwriter on behalf of the Issuer if such Free Writing Prospectus is not delivered to the Depositor prior to first use in accordance with
               Section 4(ii)(d) hereof.

                      Pool Information: Information relating to the trust assets furnished by the Company to any Underwriter upon which the mathematical calculations reflected in the Computational Materials of such Underwriter are based.

                      Preliminary Term Sheet: A Free Writing Prospectus that
               contains information described in paragraphs (1) - (3) of the definition of ABS Informational and Computational Materials in
               Item 1101(a) of Regulation AB but which does not include Derived Information.

                      Static Pool Data: The information set forth in the
               Prospectus Supplement pursuant to Item 1105 of Regulation AB under the Act, whether or not such information is incorporated in the Prospectus Supplement or the Registration Statement.

               (iv) (a) In the event that any Underwriter or the Depositor becomes aware that, as of the time of the Contract of Sale, any Free Writing Prospectus prepared by or on behalf of the Underwriter or Preliminary Prospectus and delivered to a purchaser of an Offered Certificate contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (such Free Writing Prospectus or Preliminary Prospectus, a "Defective Prospectus"), the Underwriter or the Depositor shall notify the other parties to this Agreement thereof within one business day after discovery.

               (b) The party responsible for the information to be corrected, if requested by the Depositor or the Underwriter, as appropriate, shall prepare a Free Writing Prospectus or Preliminary Prospectus, as applicable, with Corrective Information that corrects the material misstatement in or omission from the Defective Prospectus (such corrected Free Writing Prospectus or Preliminary Prospectus, a "Corrected Prospectus").

               (c) The Underwriter shall deliver the Corrected Prospectus to each purchaser of an Offered Certificate which received the Defective Prospectus prior to entering into an agreement to purchase any Offered Certificates.

               (d) The Underwriter shall notify such purchaser in a prominent fashion that the prior agreement to purchase Offered Certificates has been terminated, and of such purchaser's rights as a result of termination of such agreement.

               (e) The Underwriter shall provide such purchaser with an opportunity to affirmatively agree to purchase such Offered Certificates on the terms described in the Corrected Prospectus.

The Underwriter covenants with the Depositor that after the final Prospectus is available the Underwriter shall not distribute any written information concerning the Offered Certificates to a prospective purchaser of Offered Certificates unless such information is preceded or accompanied by the final Prospectus.

               SECTION 5. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The Underwriter's obligation to purchase the Offered Certificates shall be subject to the following conditions:

               (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the Company's knowledge, threatened by the Commission.

               (b) By the Closing Date, the Underwriter shall have received the favorable opinion, dated as of the Closing Date, of Thacher Proffitt & Wood LLP, counsel for the Company, in form and substance satisfactory to the Underwriter.

               (c) On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Company, dated as of the Closing Date, to the effect that (i) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

               (d) On the Closing Date counsel for the Underwriter shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

               If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party.

               SECTION 6. INDEMNIFICATION. (i) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act as follows:

               (a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus (or any amendment or supplement thereto) or the Static Pool Data or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (b) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

               (c) against any and all expense whatsoever, as incurred (including, the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (a) arising from or included in the Radian Information, as defined in the Radian Indemnification Agreement, the Trustee Information, as defined in the Trustee Indemnification Agreement, the Bear Stearns Information, as defined in the Bear Stearns Financial Products, Inc. Indemnification Agreement, the Fremont Information, as defined in the Fremont Indemnification Agreement, the Wells Fargo Information, as defined in the Wells Fargo Servicing Indemnification Agreement, the Wells Fargo Information, as defined in the Wells Fargo Master Servicing Indemnification Agreement, or (b) made in reliance upon and in conformity with the Underwriter Information.

               (d) The Underwriter agrees to indemnify and hold harmless the Company, its officers who signed the applicable Registration Statement or any amendment thereof, its directors, and each person who controls the Company within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities (or actions in respect thereof) to which they may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) the Underwriter's failure to comply with Section 4(ii)(b) of this Agreement or (B) any untrue statement or alleged untrue statement of any material fact contained in (i) the Derived Information and (ii) the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated in clause (b)(B)(i) or (ii) above or necessary to make the statements made therein not misleading, but with respect to clause (b)(B)(ii) above, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter Information; provided, however, that any such omission or alleged omission relating to the Derived Information shall be determined by reading such Derived Information in conjunction with the Preliminary Prospectus or the Prospectus, as applicable, as an integral document and in light of the circumstances under which such statements in such Derived Information and Prospectus were made. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

               (e) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

               SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Underwriter, as incurred, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Certificates but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted on such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be in such proportion so that the Underwriter is responsible for an amount equal to the amount of the loss multiplied by a fraction, the numerator of which is the Spread and the denominator of which is the aggregate principal balance of the Offered Certificates as set forth on the Prospectus Supplement and the Company is responsible for the balance. The relative benefits received by the Underwriter shall be the Spread. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company or by the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company. "Spread" means the sum of the following with respect to each class of Offered Certificates: the product of
(a) the aggregate principal amount of that class of Offered Certificates and (b) the aggregate difference between the price to the public of that class of Offered Certificates and the purchase price of such class as set forth on Schedule A.

               SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Offered Certificates to the Underwriter.

               SECTION 9. TERMINATION OF AGREEMENT. (i) The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the date of this Agreement or since the date as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Offered Certificates or to enforce contracts for the sale of the Offered Certificates, or (iii) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities.

               (ii) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party.

               SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to UBS Securities LLC at 1285 Avenue of the Americas, New York, New York 10019, Attention: John Fearey, Esq.; and notices to the Company shall be directed to it at Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, New York 10019, attention of the Secretary with a copy to the Treasurer; or, as to either party, such other address as may hereafter be furnished by such party to the other in writing.

               SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Certificates from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

               SECTION 12. GOVERNING LAW; AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

                            [SIGNATURE PAGE FOLLOWS]

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

                            Very truly yours,

                            MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.


                            By:    /s/ Glenn McIntyre
                                   ------------------------------------
                                   Name:Glenn McIntyre
                                   Title:   Director

                            By:     /s/ Anthony Beshara
                                   ------------------------------------
                                   Name: Anthony Beshara
                                   Title:   Associate Director


CONFIRMED AND ACCEPTED,
as of the date first above written:

UBS SECURITIES LLC

By:     /s/ Glenn McIntyre
       --------------------------------
       Name:Glenn McIntyre
       Title:   Director

By:     /s/ Anthony Beshara
       --------------------------------
       Name: Anthony Beshara
       Title:   Associate Director

For itself and the other Underwriter named in Schedule A to the foregoing Agreement.

                                   SCHEDULE A

                                                                      Purchase Price as a     Price to Public as a
              Class of                    Aggregate Principal         percentage of the        percentage of the
            Certificates                  Amount of such Class       Aggregate Principal      Aggregate Principal
             Purchased                      to be Purchased             Amount of such          Amount of such
------------------------------------  ----------------------------   Class to be Purchased   Class to be Purchased
                                                                     ---------------------   ---------------------
UBS SECURITIES LLC
Class A-1...................            $291,109,000                    99.75000%               100.000000%
Class A-2...................            $77,391,000                     99.75000%               100.000000%
Class A-3...................            $99,533,000                     99.75000%               100.000000%
Class A-4...................            $37,044,000                     99.75000%               100.000000%
Class M-1...................            $25,418,000                     99.75000%               100.000000%
Class M-2...................            $23,108,000                     99.75000%               100.000000%
Class M-3...................            $14,525,000                     99.75000%               100.000000%
Class M-4...................            $12,214,000                     99.75000%               100.000000%
Class M-5...................            $11,554,000                     99.75000%               100.000000%
Class M-6...................            $10,563,000                     99.75000%               100.000000%
Class M-7...................            $9,903,000                      99.75000%               100.000000%
Class M-8...................            $8,913,000                      99.75000%               100.000000%
Class M-9...................            $7,262,000                      99.75000%               100.000000%
Class M-10..................            $6,932,000                      82.92480%               83.174800%
Class M-11..................            $6,602,000                      73.39560%               73.645600%

                                    EXHIBIT A

PROSPECTUS SUPPLEMENT DATED February 22, 2006
(To Prospectus dated June 2, 2005)

                           $642,071,000 (APPROXIMATE)
                  MASTR ASSET BACKED SECURITIES TRUST 2006-HE1
                                (ISSUING ENTITY)

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
                                   (DEPOSITOR)

                       UBS REAL ESTATE SECURITIES INC.ED]
                              (SPONSOR AND SELLER)

                             WELLS FARGO BANK, N.A.
               (MASTER SERVICER, SERVICER AND TRUST ADMINISTRATOR)

                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
                                   (SERVICER)

               MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2006-HE1

        The MASTR Asset Backed Securities Trust 2006-HE1 is issuing nineteen classes of certificates, but is offering only fifteen classes through this prospectus supplement.

o The trust's main source of funds for making distributions on the certificates will be collections on closed-end, fixed-rate and adjustable-rate mortgage loans secured by first and second mortgages or deeds of trust on residential one- to four-family properties.

o Credit enhancement will be provided by subordination as described in this prospectus supplement under "Description of the Certificates--Credit Enhancement," overcollateralization as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions" and excess interest as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions."

o The Certificates also will have the benefit of two interest rate swap agreements as described in this prospectus supplement under "Description of the Certificates--Interest Rate Swap Agreements, the Swap Providers and the Swap Account" and a cap contract as described in this prospectus supplement under "Description of the Certificates--Cap Contract."

--------------------------------------------------------------------------------
    YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-17 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 8 IN THE PROSPECTUS.

    The certificates will not represent obligations of Mortgage Asset Securitization Transactions, Inc., UBS Real Estate Securities Inc., UBS Securities LLC or any other person or entity. No governmental agency or instrumentality will insure the certificates or the collateral securing the certificates.

    You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.
--------------------------------------------------------------------------------

        NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        We will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

        The underwriter, UBS Securities LLC, will purchase the offered certificates from Mortgage Asset Securitization Transactions, Inc. UBS Securities LLC expects to deliver the offered certificates in book entry form through the facilities of The Depository Trust Company, and upon request, through the facilities of Clearstream Banking Luxembourg and the Euroclear System, to purchasers on or about February 27, 2006.

        The proceeds to the depositor are expected to be approximately $637,559,582 before TTED] deducting expenses. See "Underwriting" in this prospectus supplement. UBS Securities LLC will sell the offered certificates from time to time in negotiated transactions at varying prices determined at the time of sale.

                           [UBS INVESTMENT BANK LOGO]

        The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

        The depositor will apply the net proceeds of the sale of the offered certificates to the purchase of the Mortgage Loans transferred to the trust.

                                  UNDERWRITING

        Subject to the terms and conditions set forth in the Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), the Depositor has agreed to sell, and the underwriter has agreed to purchase, the offered certificates.

        Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately $637,559,582. In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

        The offered certificates are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the closing date. The offered certificates will be offered in Europe and the United States of America.

        The underwriting agreement provides that the depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect thereof.

                                     RATINGS

        It is a condition to the issuance of the offered certificates that they receive the ratings set forth in the table entitled "The Series 2006-HE1 Certificates" in this prospectus supplement.

        A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of an offered certificate might realize a lower than anticipated yield.

        The depositor has not engaged any rating agency other than Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") to provide ratings on the offered certificates. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by Moody's and S&P.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently

                                    EXHIBIT B

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a RELEVANT MEMBER STATE), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the RELEVANT IMPLEMENTATION DATE) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression PROSPECTUS DIRECTIVE means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

The Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.